UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 3, 2024

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2024, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P. (the “Operating Partnership”), as borrower, and certain subsidiaries of the Operating Partnership, as guarantors, Bank of America, N.A. (“BofA”), as administrative agent and L/C issuer, and certain other lenders named therein, entered into the First Amendment to Fifth Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) to amend the Fifth Amended and Restated Credit Agreement, dated October 13, 2022, among the Company, the Operating Partnership, certain subsidiaries of the Operating Partnership, BofA, and certain other lenders named therein (the “Credit Agreement”).

As previously disclosed, on October 13, 2022, under the Credit Agreement, the Operating Partnership borrowed $1.38 billion in the form of three $460-million term loans, maturing on October 11, 2024 (the “2024 Term Loan”), October 13, 2025 (the “2025 Term Loan”) and October 13, 2027, respectively. Each term loan bears interest at a rate per annum equal to, at the option of the Company, (i) SOFR plus the SOFR Adjustment plus a margin that is based upon the Company’s leverage ratio or (ii) the Base Rate plus a margin that is based on the Company’s leverage ratio. The margins for term loans range in amount from 1.40% to 2.45% for SOFR-based loans and 0.40% to 1.45% for Base Rate-based loans, depending on the Company’s leverage ratio.

The Credit Agreement Amendment extended the maturity date of $356.7 million borrowed under the 2024 Term Loan until January 20, 2028. In connection with entering into the amendment, the Operating Partnership repaid $60.0 million that had been outstanding under the 2024 Term Loan. As a result of the amendment and the repayment, the total amount outstanding under the 2024 Term Loan is $400.0 million, $43.3 million of which will mature on October 11, 2024 and $356.7 million of which will mature on January 20, 2028.

In connection with entering into the amendment, the Operating Partnership also repaid $50.0 million that had been outstanding under the 2025 Term Loan. As a result of the repayment, the total amount outstanding under the 2025 Term Loan is $410.0 million.

The foregoing description of the Credit Agreement Amendment is not complete and is qualified in its entirety by reference to the copy of such amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on January 4, 2024, announcing, among other things, the debt repayments and maturity extension set forth under Item 1.01 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Fifth Amended and Restated Credit Agreement, dated as of January 3, 2024, among Pebblebrook Hotel, L.P., as the borrower, Pebblebrook Hotel Trust, as the parent REIT and a guarantor, certain subsidiaries of the borrower, as guarantors, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders party thereto.
99.1	Press release, issued January 4, 2024, announcing debt repayments and maturity extension.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

January 4, 2024	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary